As   filed  with  the  Securities  and  Exchange  Commission   on
November 24, 1998.

Registration No.

                            FORM S-4

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    AVIATION INDUSTRIES CORP.
         (Name of small business issuer in its charter)

888 E. Las Olas Blvd., Suite 700, Ft. Lauderdale, FL 33301 (954)
                            938-2500
(Address and telephone number of Registrant's principal executive offices and principal place of business)

Mark S. Vincent, Esq., Sonnenblick, Parker & Selvers, P.C., 4400
        Route 9 South, Freehold, NJ 07728, (732) 431-1234
   (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                 CALCULATION OF REGISTRATION FEE

Title of each  Amount to be     Proposed       Proposed      Amount of
  class of      registered      maximum        maximum      registration
securities to      (1)          offering      aggregate         fee
be registered                  price per       offering
                               unit (12)        price
Common shares   11,994,018       $1.00       $11,994,018     $3,538.24

(1) This Registration Statement relates to the securities of the Registrant to be issued to the shareholders of Integrated Marketing Professionals, Inc. ("IMP"), pursuant to an Agreement and plan of Merger dated August 3, 1998. This Registration Statement covers such additional indeterminate number of shares of Common Stock as may be issued by reason of adjustments pursuant to the Merger Agreement. Because those additional shares will be issued for no additional consideration, no additional registration fee is required.

(2)     Estimated   solely  for  purposes  of   calculating   the
  registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    AVIATION INDUSTRIES CORP.

                      CROSS REFERENCE SHEET
    (Showing Location in the Prospectus/Proxy of Information
      Required by Items 1 through 19, Part I, of Form S-4)

Item in Form S-4    Prospectus/Proxy Caption

1.      Front of Registration Statement   Facing Page of Registration
        and Outside Front Cover of        Statement; Outside Front Page of
        Prospectus                        Prospectus
2.      Inside Front and Outside Back     Inside Front Cover Page of
        Cover Pages of Prospectus         Prospectus; Outside Back Page of
                                          Prospectus
3.      Summary Information and Risk      Prospectus Summary; Risk Factors
        Factors
4.      Terms of Transaction              Prospectus Summary - The Merger;
                                          The Transaction; Tax
                                          Consequences
5.      Pro Forma Financial Information   Pro Forma Financial Information
6.      Material Contacts with Company    Management; Certain Transaction
        Being Acquired
7.      Reoffering by Persons deemed      Shares Eligible for Future Sale
        Underwriters
8.      Interest of Named Experts and     Experts; Legal Matters
        Counsel
9.      Disclosure of Commission          Indemnification of Directors and
        Position on Indemnification for   Officers
        Securities Act Liabilities
14.     A. Description of Business        AIC - Business
        B. Description of Property        Properties
        C. Legal Proceedings              Legal Proceedings
17.     Information regarding IMP         The Companies; Certain
                                          Transactions IMP - Business
18.     Information if Proxies, Consents  Proxy Information
        or Authorizations are to be
        Solicited

         SUBJECT TO COMPLETION, DATED November 24, 1998

                   PROSPECTUS/PROXY STATEMENT
                    AVIATION INDUSTRIES CORP.
                      A Nevada Corporation

This Prospectus/Proxy relates to the proposed merger between Aviation Industries Corp. ("AIC") with Integrated Marketing
Professionals, Inc., ("IMP"), pursuant to an Agreement and Plan of Merger dated August 3, 1998.

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "DILUTION" and "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus/proxy shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Prior to this registration, there has been no public market for the shares of Common Stock other than trading on the "Over-the
Counter  Bulletin Board". See "RISK FACTORS" and "DESCRIPTION  OF
SECURITIES".

AIC intends to apply for inclusion of the Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or listing on the American Stock Exchange ("AMEX"), although there can be no assurances that an active trading market will develop even if the securities are accepted for quotation or listing. Additionally, even if the Company's securities are accepted for quotation or listing and active trading develops, AIC is still required to maintain certain minimum criteria, of which there can be no assurance (See "RISK FACTORS").

The  date  of  this Prospectus/Proxy Statement is  ________  ___,
1998.

                      AVAILABLE INFORMATION

AIC filed a Form 10SB with the Securities and Exchange Commission (the "Commission") on September 2, 1998, and is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith will file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").

Reports and other information filed by AIC can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company has filed with the Commission a registration statement on Form S-4 (herein together with all amendments and exhibits referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information reference is made to the Registration Statement.

AIC's Form 10SB is hereby incorporated herein by reference. This includes the following Exhibits:

2.        Agreement of Merger
3.1       Articles of Incorporation - AIC
3.2       By-Laws - AIC
3.3       Articles of Incorporation - IMP
3.4       By-Laws - IMP
4.1       Description of IMP Series A Convertible
          Preferred Stock
4.2       Description of IMP Series B Preferred Stock
4.3       Option Agreement - William Forhan
4.4       Option Agreement - James Muldowney
4.5       Warrant Agreement
10.1      Employment Agreement - William Forhan
10.2      Employment Agreement - James Muldowney
13.       1997 Annual Report to IMP Shareholders
99.1      Press Release - Business Travel
99.2      Press Release - Magnolia Tours
99.3      Press Release - IMP Merger
99.4      Press Release - Aviation Board
99.5      Press Release - Cruising in Style

AIC will provide copies of its Form 10SB and any exhibit upon request made to AIC's offices, as identified herein.

ITEM 3.   PROSPECTUS/PROXY SUMMARY AND RISK FACTORS

The following summary is qualified in its entirety by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus/Proxy. Each prospective investor is urged to read this Prospectus/Proxy in its entirety.

                          THE COMPANIES

Aviation Industries Corporation ("AIC") was organized under the laws of the State of Nevada on January 26, 1988, under the name "Nevada Commercial Management, Inc." On September 24, 1997, the Company changed its name to "Aviation Industries Corporation." Also in September, 1997, the management team which preceded immediately the present management team (discussed below) purchased the majority of all shares held by a former control group, in consideration for $300,000.

Integrated Marketing Professionals, Inc. ("IMP") was incorporated under the laws of the State of Michigan on January 14, 1994, in October, 1995, the Company reincorporated in Nevada. In May, 1996, IMP purchased the outstanding capital stock of DAV-JEN, Inc., d/b/a Casino Airlink in a transaction treated as a purchase for accounting purposes. The purchase price consisted of $1,345,000 in cash plus 1,700,000 shares of IMP's Class B preferred stock (valued at $.50 per share), and a $1,360,000 bond payment, for a total of $3,555,000. On October 31, 1996, IMP's name was changed to Casino Airlink. In December, 1996, IMP purchased the outstanding capital stock of Reser Corp., in a transaction treated as a purchaser for accounting purposes the purchase price was $390,000, which included 156,000 shares of common stock. IMP guaranteed that the stock would be worth no less than $1.25 per share as of January 3, 1999.

IMP is a holding company acquiring travel-related companies. IMP operates through two wholly-owned subsidiaries, ReSer Corporation, and Casino Airlink (CAI). CAI is a wholesale travel company that is currently the exclusive provider of packaged casino vacations from Atlanta, GA, St. Petersburg, FL, Orlando, FL, Ft. Lauderdale, FL, and Palm Beach, FL to Biloxi on the Mississippi Gulf Coast. CAI provides non-stop, roundtrip jet service, destination airport transfers, ground handling, two-three night deluxe hotel accommodations, nightly buffet meals, and access to twenty-four hour Las Vegas style gaming and entertainment. A 3-night package sells from $169 to $269 per passenger from Ft. Lauderdale. CAI delivered more than 85,000 passengers to the Mississippi Gulf Coast area via their chartered and scheduled air service in 1997 and intends to specialize in offering casino vacations to other gaming destinations, including Tunica, MS and Las Vegas, NV in 1999. These new routes require government approval, a process that requires application 30 days in advance. The application has not been filed yet.

Aviation Industries has not had significant operations during the last few years, other than the recent acquisitions of Magnolia Tours and Travel, Business Travel, and Cruising in Style, Inc., which will be organized as its new subsidiaries in its travel-related business.

AIC's and IMP's executive offices are located at 888 E. Las  Olas
Blvd., Suite 700, Fort Lauderdale, Florida 33301; and its telephone number is (954) 938-2500.

                      THE MERGER - SUMMARY

AIC has entered into a Definitive Agreement and Plan of Merger with IMP. At some time after the effective date of this Registration Statement, IMP is to be merged with CAL Acquisition Corp., a wholly-owned subsidiary of AIC formed as a Nevada
Corporation. IMP will be the surviving corporation of that merger. AIC will then change its name to Integrated Marketing Professionals, Inc. The Merger requires AIC to issue $11,994,018 in shares of common stock, .001 par value, to the existing shareholders of IMP. Assuming a price of $1.00 par share, this would require the issuance of 11,994,018 shares.

The Shareholders of AIC and IMP will vote on this merger at a special meeting to be held ________________, 1998.

Securities Outstanding

     Prior to the Offering:   Common Stock   10,058,236 Shares

     Subsequent  to  the  Offering:   Common  Stock    22,052,501
     Shares

                          RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

Dependence Upon Management. The Company is substantially dependent upon the personal efforts and ability of its President, Chief Executive Officer and Director, William Forhan and James Muldowney. The loss or inability of Mr. Forhan or Mr. Muldowney to perform his duties may have a serious adverse effect upon the Company's activities and could significantly delay the achievements of the Company's goals. (See "MANAGEMENT").

Requirement of Audited Financial Information for Businesses That May Be Acquired. The Company is subject to the periodic reporting requirements of the Exchange Act. Current reports will be required each time a reportable event occurs relating to the affairs of the Company. Should the Company contemplate the acquisition of a significant amount of assets of another company or of the other company itself, it will be required to provide the Securities and Exchange Commission with certified financial statements of the company or companies to be acquired. No assurances can be given that such certified financial statements of a contemplated acquisition will be available to the Company. The Company may, therefore, be precluded from making such acquisition or acquisitions if the requisite financial information is unavailable or can only be obtained at excessive cost to the Company.

No Assurance of NASD or American Stock Exchange Listing. Prior to this Offering, no public trading market existed for the Common Stock of AIC, other than on the "Over the Counter Bulletin Board" ("OTC"). There can be no assurances that a public trading market for the Units or Common Stock will develop or that a public trading market, if developed, will be sustained. Although the
Company anticipates that the will be eligible for inclusion on the National Association of Securities Dealers Automated Quotation System Small-Cap Market ("NASDAQ") or American Stock Exchange ("AMEX"), no assurance can be given that the Company's securities will be listed on NASDAQ or AMEX as of the Effective Date. Consequently, there can be no assurance that a regular trading market, other than existing OTC trading, for the Company's securities, will develop after the completion of the Merger. If a trading market does in fact develop for the securities offered hereby, there can be no assurance that it will be maintained. If for any reason such securities are not listed on NASDAQ or AMEX, the listing is not maintained, or a public trading market does not develop, holders of such securities may have difficulty in selling their securities should they desire to do so.

Dilution. Upon completion of the Merger and without giving effect to the exercise of any options, the net tangible book value per share of AIC's Common Stock will be $3.560 Million, representing an immediate dilution of approximately $3.320 Million in net tangible book value, or 48%.

No Dividends. The Company has paid no dividends on its Common Stock since its inception and does not intend to pay dividends on its Common Stock in the foreseeable future. Any earnings which the Company may realize in the foreseeable future will be retained to finance the growth of the Company (See "DESCRIPTION OF SECURITIES").

Loss of Control of Company by Present Shareholders After Offering. After completion of the merger, the present shareholders of the Company will own 44% of the shares then outstanding. Accordingly, as a practical matter, the present shareholders will no longer be in a position to elect all of the directors of the Company and control its policies. (See "DILUTION," and "PRINCIPAL SHAREHOLDERS").

Shares Available for Resale. The 11,994,018 shares of the Company's Common Stock may be deemed "restricted securities" and, in the future, may be sold in compliance with Rule 144 adopted under the Securities Act, as amended. Possible or actual sales of the Company's Common Stock by present shareholders under Rule 144 may have a depressive effect on the price of the Company's Common Stock in any market which may develop (See "DILUTION" and "CERTAIN TRANSACTIONS").

ITEM 4.   TERMS OF TRANSACTION

                       THE SPECIAL MEETING

A special meeting of the shareholders of AIC and IMP will be held at the executive offices of AIC and IMP at 888 E. Las Olas Blvd.,
Suite  700, Fort Lauderdale, Florida 33301 on ____________,  1998
at ______, Eastern Standard Time.

At the special meeting, holders of AIC/IMP shares will consider and vote upon (i) a proposal to adopt the Agreement and Plan of Merger attached as Schedule A to this Prospectus/Proxy (the "Merger Agreement") providing for the merger of IMP into CAL
Acquisition Corp., a subsidiary of AIC, with IMP surviving and becoming a wholly owned subsidiary of AIC, and the issuance to IMP shareholders of common shares of AIC for each share of IMP in connection therewith, and (ii) any other matters that may properly come before the special meeting.

The  record date for the special meeting is ________,  1998  (the
"Record Date").

The affirmative vote of the holders of a majority of the outstanding shares of AIC and IMP Common Stock entitled to vote thereon is required to adopt the Merger Agreement.

All shares of AIC and IMP Common Stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted for the adoption of the Merger Agreement.

Any proxy given may be revoked by the person giving it at any time, without affecting any vote previously taken, by (i) giving notice to the Secretary of IMP in writing or in open meeting or
(ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of IMP before the taking of the vote at the special meeting. Any written notice of revocation or subsequent proxy should be sent and delivered to AIC or IMP as the case may be, 888 E. Las Olas Blvd., Suite 700, Fort Lauderdale, Florida, Attention: Secretary, or hand delivered to the Corporate Secretary at or before the taking of the vote at the special meeting.

                         THE TRANSACTION

IMP is to be merged with CAL Acquisition Corp. ("CAL"), a wholly-owned subsidiary of the Company to be formed as a Nevada Corporation. IMP will be the surviving corporation of that merger and a subsidiary of AIC. AIC will then change its name to Integrated Marketing Professionals, Inc. In accordance with the Merger Agreement, on August 3, 1998, the officers and directors of AIC resigned, with the exception of Mr. Kaloustian, and were replaced by the officers and directors of IMP, who will remain as officers and directors of the new company.

On the effective date of the Merger, each of 15,645,590 outstanding shares of IMP common stock, each of the 1,000,000 outstanding shares of IMP Series A preferred stock, and each of the 1,700,000 outstanding shares of IMP preferred stock, shall be exchanged for shares of AIC common stock having a value equal to $11,994,018. The number of AIC shares for which the outstanding common and preferred stock of IMP is to be exchanged shall be determined by dividing 11,994,018 by the average closing price of AIC common stock over the ten trading days commencing five trading days prior to the effective date of the merger.

On the effective date of the merger, each share of CAL common stock shall be exchanged for and converted into one share of IMP common stock.

In addition, (i) the 2,000,000 options granted to William Forhan to purchase 2,000,000 shares of IMP common stock at an exercise price of $.30 per share shall be exchanged for options to purchase 2,000,000 shares of AIC common stock at an exercise price of $1.80 per share, (ii) the 400,00 options granted to James Muldowney to purchase 400,000 shares of IMP common stock at an exercise price of $.20 per share shall be exchanged for options to purchase 400,000 shares of AIC common stock at an exercise price of $1.20 per share, and (iii) the 150,000 options granted to each member of IMP's Board of Directors to purchase an aggregate of 750,000 shares of IMP common stock at an exercise price of $.28 per share shall be exchanged for options to purchase an aggregate of 750,000 shares of AIC common stock at an exercise price of $1.68 per share.

Moreover, the 643,333 five year warrants granted to Joseph Charles & Associates, Inc. ("JCA") to purchase 643,333 shares of IMP common stock at an exercise price of $.35 per share, shall be exchanged for five year warrants to purchase the quantity of shares of AIC common stock JCA would have received in the merger had the warrants been exercised prior to the merger, at an exercise price of $2.10 per share.

                        TAX CONSEQUENCES

The merger contemplated by this Agreement is intended to qualify as a tax-free reorganization, as contemplated by Section 368(A) of the Internal Revenue Code of 1986, as amended. AIC intends to obtain new auditors, from whom an opinion as to tax consequences will be obtained.

ITEM 5.   PRO-FORMA FINANCIAL INFORMATION

 AVIATION INDUSTRIES CORP. / INTEGRATED MARKETING PROFESSIONALS,
                              INC.
        UNAUDITED, PRO-FORMA, CONSOLIDATED BALANCE SHEET



                                           September 30,
                                                1998
                 ASSETS
CURRENT ASSETS:
Cash                                       $839,432.84
Accounts Receivable - Trade                18,377.27
Other Receivables                          52,004.36
Commissions Receivable                     79,273.70
Accounts Receivable - ARC                  20,561.58
Accounts Receivable - Non ARC              7,266.23
Prepaid Expenses                           259,770.39
Due From AVIA                              304,591.75
Due From ESC                               41,356.68
TOTAL CURRENT ASSETS                      $1,622,634.80
PROPERTY & EQUIPMENT
Furniture and Fixtures                     239,487.15
Office Equipment                           609,234.20
Computer Equipment                         118,700.74
Motor Vehicles                             1,505,112.85
Leasehold Improvements                     5,300.00
Accumulated Depreciation                   (735,513.70)
TOTAL PROPERTY & EQUIPMENT                1,742,321.24
OTHER ASSETS;
Goodwill                                   2,873,365.15
Organization Costs                         409.48
Security Deposits                          19,450.00
Non-Compete Agreements                     637,414.00
Client Lists                               825,000.00
Accumulated Amortization                   (975,509.19)
Bond, Commercial Bank                      2,610,000.00
Investment in Kiwi Holdings                2,500,000.00
Investment in CITA Americas, Inc.          2,200,000.00
Trademark                                  100,000.00
Deposits                                   17,461.81
TOTAL ASSETS                              $14,172,547.20

  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES;
Accounts Payable - Trade                   $597,172.79
Capitalized Leases - Current               2,068.89
Payroll Taxes Payable                      3,657.99
Unearned Revenue                           886,594.97
Due to IMPI                                304,591.75
Interest Payable                           5,450.00
Current Portion of Notes Payable           608,052.36
Other Liabilities                          57,001.02
Officer Bonus Payable                      53,000.00
FET Payable - 1998                         39,713.84
Commissions Payable                        30,000.00
Refunds Payable                            55,000.00
Due to Shareholder                         54,982.15
TOTAL CURRENT LIABILITIES                 $2,697,285.76
LONG TERM DEBT
Notes Payable                              1,642,425.62
Capitalized Leases - Long Term             1,978.21
TOTAL LONG TERM LIABILITIES               1,644,403.83
STOCKHOLDERS' EQUITY;
Common stock                               1,574,184.00
Preferred Stock A                          100,000.00
Preferred Stock B                          170,000.00
Paid In Capital                            8,135,200.64
Retained Earnings                          -1,116,996.37
Current Year Net Income/Loss               968,469.43
TOTAL STOCKHOLDERS' EQUITY                $9,830,857.70
TOTAL LIABILITIES AND STOCKHOLDERS'       $14,172,547.20
EQUITY

 AVIATION INDUSTRIES CORP. / INTEGRATED MARKETING PROFESSIONALS,
                              INC.
        UNAUDITED, PRO-FORMA, CONSOLIDATED BALANCE SHEET



                                        Three Months     Nine Months
                                        Ended September  Ended September
                                        30, 1998         30, 1998
INCOME:
Revenue                                  $4,731,937       $14,185,730
Cost of Sales                            3,200,844        9,022,059
Gross Profit                            1,531,093        5,163,671
OPERATING EXPENSES
Payroll                                  789,418          2,167,619
Commission                               35,629           107,706
Benefits                                 29,076           81,492
Other Operating Expenses                 688,352          1,795,828
Earnings Before Interest, Taxes, and    (11,382)         1,011,025
Depreciation
Depreciation                            142,286          367,069
Gain on Sale of Assets                  (24,339)         (24,339)
Gain - Southwest Environmental          (325,000)        (325,000)
Interest Income                         (2,860)          (6,220)
Interest Expense                        8,102            31,050
NET INCOME                              190,429          968,465



ITEM 6.   MATERIAL CONTACTS WITH COMPANY BEING ACQUIRED

Pursuant to the Agreement and Plan of Merger with IMP, the outstanding common and preferred stock of IMP shall be exchanged for shares of the Company's common stock valued at $11,994,018, as of the valuation date provided for in the Agreement. In addition, options held by William Forhan, James Muldowney, and members of the Board of Directors of IMP to acquire shares of IMP common stock shall be converted to options to acquire shares of the Company's common stock. Also warrants granted to Joseph Charles & Associates, Inc. to acquire shares of IMP shall be exchanged for warrants to acquire the Company's stock.

Sections 2.14 and 3.14 of the Agreement and Plan of Merger require management of AIC and IMP to disclose, on attached schedules 2.14 and 3.14, any and all conflicts of interest they may have. No such conflicts were reported.

The Agreement and Plan of Merger also provide that at closing, existing shareholders Chateau Vegas, Inc., Diran Kaloustian, and Professional Athletic Service, Inc. (the "Granting Entities") shall convey 1,500,000 shares of restricted common stock of AIC to William Forhan; 500,000 shares of restricted common stock shall be conveyed to James Muldowney. William Forhan will receive proxies to vote 2,500,000 shares of common stock from the Granting Entities for a period not to exceed thirty-six (36) months after the consummation of the merger. The Granting Entities listed here differ from those named in the Agreement and Plan of Merger. The Granting Entities listed here are the beneficial holders, or are controlled by the same individual owners, of the shares listed in the Agreement and Plan of Merger.

ITEM 7.   REOFFERING BY PERSONS DEEMED UNDERWRITERS

Upon the consummation of this Merger, AIC will have 21,369,018 shares of Common Stock outstanding (not including options). Of these shares, the 11,994,018 shares issued in the Merger will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company) which will be subject to the limitations of Rule 144 adopted under the Act. The shares issued by AIC in acquiring Business Travel, Inc. and Cruising in Style are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act in that such shares were issued and sold by the Company in private transactions not involving a public offering. Similarly, the 2,000,000 shares to be issued to William Forhan and James Muldowney upon consummation of the merger may be deemed restricted.

ITEM 8.   INTEREST OF NAMED EXPERTS AND COUNSEL

AIC  has  been  represented in connection  with  the  Merger  by,
Sonnenblick,  Parker  &  Selvers,  P.C.,  4400  Route  9   South,
Freehold, NJ 07728. This does not include the tax consequences of this transaction.

Certain of the financial statements of AIC included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Kurt D. Saliger, C.P.A., independent certified public accountants, whose reports thereon appear elsewhere herein and in the Registration Statement.

ITEM 9.   DISCLOSURE  OF  COMMISSION POSITION ON  INDEMNIFICATION
          FOR SECURITIES ACT LIABILITIES

The bylaws of AIC do not provide for the indemnification of any director, officer, employee or agent of the issuer, or any person serving in such capacity for any other entity or enterprise at the request of the issuer against any and all legal expenses (including attorneys fees), claims and liabilities arising out of any action, suit or proceeding, except an action by or in the right of the issuer. The bylaws of IMP do provide for such indemnification, and management intends that the bylaws of the surviving post-merger entity shall provide for indemnification of officers and directors to the extent permitted by Nevada law.

Nevada law provides liberal indemnification of officers and directors of Nevada corporations. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any officer, director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys' fees, actually and reasonably incurred by him.

Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefor, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

ITEM 14.  INFORMATION WITH RESPECT TO REGISTRANT

                         AIC - BUSINESS

All of the revenue from AIC and IMP is derived from the travel and tourism industry.

AIC has not had significant operations during the last few years, other than the recent transactions discussed below.

In October 1997, the Company acquired from General Investment Bank (Formerly Commercial Bank Help) a lien of $1,750,000 in Kiwi International Airlines, Inc., which had just recently terminated its Chapter 11 Bankruptcy proceedings and been acquired by a new control group.

The second transaction in which AIC was involved is the advancement of Debtor-in-Possession ("DIP") financing to Sun Jet, a commercial air carrier which had filed for reorganization pursuant to Chapter 11 of the U.S. Bankruptcy Code. AIC provided $200,000 in DIP financing, which was repaid in May, 1988. Sun Jet's Certificate of Operation recently expired, and the Company does not anticipate any further investment in or dealings with Sun Jet.

In February, 1998, AIC acquired CITA Americas, Inc., CITA operates clinics associated with health care facilities to treat chemical dependencies, utilizing ultra rapid opiate detoxification and structured aftercare reintegration treatment. CITA was acquired for $1,875,000 in restricted common stock. AIC sold CITA to Southwestern Environmental Corp. in August, 1998 in exchange for $2,200,000 worth of Class A preferred stock. The preferred stock is convertible into an equal dollar amount of Southwestern's common stock at any time after one year.

AIC recently made three major acquisitions. On or about July 30, 1998, the Company acquired Magnolia Tours and Transportation ("Magnolia"), a Biloxi, MS company that provides motor coach transportation services, including airport transfers for visitors traveling to and from Gulf Coast Casinos and Hotels, shuttle services, and local area tours, for $150,000 in cash and assumption of debts. This acquisition was funded by a loan to AIC by IMP. On or about August 3, 1998, AIC acquired Business Travel, a Norcross, GA based corporate travel agency with annual sales of approximately $25,000,000, in exchange for $300,000 in cash and 596,027 shares of restricted common stock. AIC borrowed $300,000 from Syscotek, LTD., for this acquisition.

The Company has replaced four out of Magnolia's fleet of five motor coaches with four brand new 54 passenger coaches offering state-of-the-art audio/visual equipment, first class passenger amenities, and will offer vacationers optional trips to places such as New Orleans, allowing the Company to capitalize further on the continued growth of the Gulf Coast market.

Business Travel, a corporate travel agency with over 400 corporate accounts and annual sales of approximately $25,000,000, fits perfectly with the overall marketing mix of the new company, especially with the Reser subsidiary. This provides the Company with opportunities to market packaged casino vacation offered by the Company to more than 20,000 people employed by Business Travel's corporate clients.

On or about September 9, 1998, AIC acquired Cruising in Style, Inc., of Durham, North Carolina, the business of which is the selling of cruises to individuals and groups, for a total consideration of $150,000, half of which was paid in cash, and the balance by the issuance of 87,209 shares of restricted common stock.

                            DILUTION

The difference between the initial public offering price per share of Common Stock and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of Common Stock.

At June 30, 1998, the Company had outstanding an aggregate of 9,375,000 shares of Common Stock having an aggregate net tangible book value of $6,880,000 or $0.73 per share. After giving effect to the 11,994,018 shares to be issued in connection with the Merger, the pro forma net tangible book value of the Common Stock would be $3,560,000 or approximately $.17 per share. This represents an immediate decrease in pro forma net tangible book value of $.56 per share.

Additionally, the Company may, in the future, issue shares of its Common Stock for whatever business purposes the Company deems valid. Such issuances of shares of Common Stock, including shares issuable pursuant to the Company's stock option plan, may result in a further dilution of the interest of the Company's shareholders as well as the percentage of ownership of purchasers of Units in this Offering.

                         CAPITALIZATION

The following table sets forth the capitalization of AIC as of September 30, 1998 and as adjusted to give effect to the securities currently issued and outstanding, and the issuance of securities in connection with the Merger. For a description of the Common Stock see "DESCRIPTION OF SECURITIES."



                                    Actual     As
                                                Adjusted
Short Term Debt                     $0         $2,086,131

Shareholders' Equity:               $10,058    $22,053
Common Stock, $.001 par value;
50,000,000 shares authorized;
10,058,236 shares issued
  and outstanding;
22,052,501 shares issued
  as adjusted

Paid in Capital                     $6,878,125  $7,944,241
Retained Earnings                   $0         ($964,137)
Total Shareholders'                 $6,888,183  $7,002,157
  Equity
Total Capitalization                $6,888,183  $9,088,288

                 SELECTED FINANCIAL INFORMATION

The following summary financial information has been summarized from the Company's Financial Statements included elsewhere in this Prospectus/Proxy. The information should be read in conjunction with the Financial Statements and the related Notes thereto. See "FINANCIAL STATEMENTS".

                    AVIATION INDUSTRIES CORP.
                  (A DEVELOPMENT STAGE COMPANY)
                     YEAR ENDED DECEMBER 31



                             March 31,      1997            1996      1995
                             1998(1)

SUMMARY OF OPERATING          $0             $0             $0       $0
REVENUES
General, selling and         $13,046        $8,050          $0        $0
administrative expenses
NET PROFIT                   ($13,046)      ($8,050)        $0        $0
Net profit per common share  ($0.00)        ($.00)          $.00      $.00
Summary balance sheet data
Total assets                 $7,879,231     $6,004,310      $0        $0


(1) June 30, 1998, total assets were $6,879,231 due to repayment of a long term note of $1,000,000 in April, 1998.

Aviation has had no operations generating revenues, the balance sheet of March 31, 1998 is audited and reflects the status of its assets, and was changed at June 30, 1998 to reflect a decrease in total assets to $6,879,231. There are no trends that will affect the liquidity of its business. The assets are not expected to change in the near future, as they represent long-term investments.

AIC recently changed its auditors. This is not due to a dispute or disagreement with the previous auditor. Instead, the change was made because Mr. Friedman specializes in auditing "Blank Check" companies. As a result of the acquisition of IMP, the Company is no longer a blank-check company, and, therefore, retained a new auditor, Kurt Saliger, who was more willing to undertake such an audit.

                           MANAGEMENT

On August 4, 1998, all members of the Board of Directors of the Company, except for Mr. Diran Kaloustian, resigned, as agreed upon in the Merger Agreement, and the Board was reconstituted to consist of Mr. Kaloustian and the members of the Board of Directors of IMP.



Name / Title /                      Age  Start of Term on AIC    Start of Term on IMP
Address                                   Board                   Board

William Forhan                      53   August 3, 1998          January 4, 1994
President/CEO/Director
1800 S. Ocean Blvd., #510
Pompano Beach, FL 33062

James Muldowney                     55   August 3, 1998          January 15, 1998
Secretary/Treasurer/Director
16456 Reddington Dr.
Reddington Beach, FL 33708

Diran M. Kaloustian                 63   September 30, 1997      N/A
Director
4605 S. Ocean Blvd.
Highland, FL 33487

Tim Schad                           48   September 15, 1998      September 15, 1998
5151 W. River Drive
Comstock Park, MI 49321

Derek Lewin                         59   August 3, 1998          May 15, 1998
Director
1800 S. Ocean Blvd., #312
Pompano Beach, FL 33062

Steven York                         48   August 3, 1998          May 15, 1998
Director
4141 W. Walton Blvd.
Waterford, MI 48329

William G. Forhan

Mr. Forhan has built businesses and developed management teams during his twenty years in the sales incentive industry. He has developed an in-depth understanding of the marketing structure of many different industries, which has led to marketing plans designed to increase and motivate sales participation for clients in diverse fields.

Mr. Forhan left his position as District Sales Manager for Avis Rent-A-Car, and founded three companies in the mid 1970s; Motivation Travel, Inc., Motivation Advertising, Inc., and Motivation Planners, Inc., a sales incentive company. Mr. Forhan was the President of Meeting Planners from 1975 to 1983. In 1984, he sold the companies to American Express, and was named President of American Express Group & Incentive Services. He retired from that position in 1986. From 1989 to 1993 he served as President of Motivation Travel. Since 1994 he has served as the CEO of Integrated Marketing Professionals, Inc.

Mr. Forhan graduated from Michigan State University in 1967 with a BA in Business.

James M. Muldowney

Mr. Muldowney is a general manager with P&L experience gained during his career of more than 25 years in the international and domestic travel industry. He possesses hands-on knowledge of operations and finance, and was instrumental in the acquisitions of several corporate travel businesses, totaling $850,000,000 in sales with 1,500 employees.

Mr. Muldowney spent 23 years with American Express Travel Related Services, starting in 1970 as an auditor and moving up to Senior Vice President in charge of Wholesale Travel and Airline
Relations, where he managed a staff of 600 and an annual passenger volume in excess of 500,000.

Most recently, Mr. Muldowney was President of Club America, Inc. (1993-1994), a travel wholesaler, and the owner and President of the ReSer Corporation, a full service reservations and telemarketing company (1994-1996). Since 1996, Mr. Muldowney has served as Vice President of IMP and President of Casino Airlink. Mr. Muldowney graduated from Seton Hall University in 1967 with a BS in Economics and Accounting.

Diran M. Kaloustian

Education:  Graduate of Duke University and New  York  University
Graduate School Of Business and New York University Law School.

Employment: Mr. Kaloustian was formerly the President and Director of Depository Trust Company in New York, one of the world's largest financial institutions. Mr. Kaloustian assumed full executive and financial control of Depository Trust Company in 1970 when it had reported losses and deposited assets of $25 billion and expanded it into a profitable company with deposited assets exceeding $10 trillion.

Timothy Schad

Mr. Schad is currently chairman of the Nucraft Furniture Company in Comstock Park, Michigan. He has been with Nucraft, a manufacturer or wood office furniture, since 1980, serving as its president from 1985 to 1997, and its Vice-President prior to 1985. Prior to his work with Nucraft, Mr. Schad worked at General Motors from 1973 to 1980. From 1973 to 1975, he was on the Environmental Activities Staff at GM, and from 1977 to 1980 he worked at the Treasurer's Office in New York. From 1975 to 1977, Mr. Schad attended Harvard Business School on a GM Fellowship. At Harvard, Mr. Schad received an MBA in Finance and Marketing, with Honors, and was elected class president.

Derek Lewin

Mr. Lewin is a founding member of the Florida Venture Capital Group, and a member of the Association of Management Accountants. He spent his early career as owner and developer of retail and manufacturing groups in the United Kingdom, with an emphasis in design and finance. He later gained experience in shipping financing, and mortgage and investment banking.

Steven York

Mr. York is the founder and Chief Executive Officer of Contract Professionals, Inc., an engineering services company. His time is devoted fully to the business of that company and its affiliates. He was formerly Vice President of Operations for Aero-Detroit, Inc., a subsidiary of TAD Technical Services, Inc., and a Regional Manager for Butler Service Group.

Mr. York has been a member of the Board of Directors of the National Technical Services Association since 1987, during which time he has served as Secretary and Treasurer, and has chaired several committees. He is also a member of the Young Presidents Organization and the Stanford University Human Resources Executive Round Table.

Mr. York majored in engineering at Michigan State University, and served eight and one-half years with the United States Air Force.

                     PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the ownership of the Company's Common Stock (1) before the Merger as of the date of this Prospectus, and (ii) as adjusted to reflect the shares issued in the Merger, by each person who is known by the Company to own more than 5% of the Company's outstanding Common Stock; each of the Company's directors; and directors of the Company as a group:

Security ownership   of  certain  beneficial  owners  -  Aviation
          Industries Corp. as of May 1, 1998 - Pre-Merger





Title of     Name/Address of Owner          Shares          Percent of
Class                                       Beneficially    Class
                                            Owned
Common       Diran M. Kaloustian            3,000,000       29.83%
             4605 S. Ocean Blvd.
             Boca Raton, FL 334872
Common       Professional Athlete           1,480,000       14.71%
             Services, Inc.
             1004 Coral Isle Way
             Las Vegas, NV 89108
Common       Chateau Vegas, Inc.            1,230,000       12.23%
             1700 E. Desert Inn Rd. #100 A
             Las Vegas, NV 89109
Common       General Investment Bank        900,000         8.95%
             Christoprudny Blvd. 12A
             Moscow, Russia
Common       Officers and Directors (1      3,000,000       29.83%
             person)

Post-Merger - shown in common stock of the new company



Title of      Name/Address of                   Shares Beneficially    Percent of
Class         Owner                             Owned                  Class
Common        Steve Schoen                      1,054,000              4.78%
              300 S. Florida Ave.
              N. Penthouse
              Tarpon Springs, FL 34689

Common        Dudley Bailey                     1,240,000              5.62%
              5456 E. Links Circle
              Littleton, CO 80122

Common        Diran M. Kaloustian               2,333,333              10.58%
              4605 S. Ocean Blvd.
              Boca Raton, FL 334872

Common        Ellen Forhan                      1,891,395              8.58%
              1800 S. OCEAN BLVD., #510
              POMPANO BEACH, FL 33062

Common        Jim Muldowney                     1,058,000              4.80%
              16456 REDDINGTON DR.
              REDDINGTON BEACH, FL 33708

Common        Officers and Directors            5,282,728              23.96%
              (2 individuals)

                MARKET PRICE AND DIVIDEND POLICY

Registrant's common stock is traded in the over-the-counter market in the United States under the symbol AVIA. The following are available high and low bids since the Company started trading on January 30, 1998.



AVIATION INDUSTRIES                 HIGH       LOW
January 30, 1998 to March 31, 1998  $8.62      $4.37

April 1, 1998 to June 30, 1998      $6.25      $1.37

June 1, 1998 to September 30, 1998  $2.38     $0.50


As of June 1, 1998, there were 9,375,000 shares of the Company's common stock outstanding, held by 47 record owners.

The Registrant has never paid a cash dividend and has no present intention of so doing.

                    DESCRIPTION OF SECURITIES

Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares have the ability to elect the directors. The holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby when issued against the consideration set forth in this Prospectus, will be, fully paid and nonassessable. The Company's Certificate of Incorporation, as amended, authorizes 50,000,000 shares of $.001 par value Common Stock, of which 10,058,236 shares were issued and outstanding as of October 1, 1998. All of the issued and outstanding shares of Common Stock are fully paid, validly issued and non-assessable.

Transfer  Agent. The Transfer Agent and Registrar for the  Common
Stock is Silverado Stock Transfer Company.

Options. Options held by William Forhan, James Muldowney, and members of the Board of Directors of IMP to acquire shares of IMP common stock shall be converted to options to acquire shares of the AIC's common stock. In addition, warrants granted to Joseph Charles & Associates, Inc. to acquire shares of IMP shall be exchanged for warrants to acquire AIC's common stock.

                           LITIGATION

No material legal proceedings are pending to which AIC or any of its property is subject and to the knowledge of AIC, there are no other proceedings threatened.

ITEM 17.  INFORMATION WITH RESPECT TO IMP

                         IMP - BUSINESS

IMP is a holding company acquiring travel related companies. IMP operates through two wholly-owned subsidiaries, Reser Corporation, and Casino Airlink (CAI). CAI is a wholesale travel company that is currently the exclusive provider of packaged casino vacations from Atlanta, GA and five cities in Florida to the Mississippi Gulf Coast. CAI provides non-stop, roundtrip jet service, destination airport transfers, ground handling, two-three night deluxe hotel accommodations, nightly buffet meals, and access to twenty-four hour Las Vegas style gaming and entertainment. CAI delivered more than 85,000 passengers to the Mississippi Gulf Coast Area via their chartered and scheduled air service in 1997 and intends to specialize in offering casino vacations to other gaming destinations, including Tunica, MS., Atlantic City, NJ and Las Vegas and Reno, NV., in addition to adding new departure cities from the Carolinas, Texas and other nearby states.

Reser Corp. is a travel agency that specializes in planning, organizing, and presenting educational seminars to travel agents across the United States. In 1997, Reser held 40 seminars to which over 2,000 agents attended to learn about Latin America, Florida, Mexico, and Colorado. Reser also processes reservations for tour operators. Reser owns expansive hardware and software that works well for small tour operators who do not wish to absorb the overhead expenses associated with a reservation center. In the fourth quarter of 1997, Reser began accepting Casino Airlink reservations from clients in Georgia, North Carolina and South Carolina.

Security Ownership  of  Certain  Beneficial Owners  -  Integrated
          Management Professionals, Inc. as of May 1, 1998 - Pre-merger



Title of    Name/Address of Owner               Shares                 Percent of  Percent of
Class                                           Beneficially           Class       Class --
                                                Owned                              Diluted
Preferred A Dudley Bailey                       1,000,000              50.00%      10.34%
            5456 E. Links Circle
            Littleton, CO 80122

Preferred A Joseph and Sharon Noel              174,935                8.75%       1.81%
            211 Stone Valley Ct.
            Martinez, CA 94553

Preferred A Bruce and Carol Fabric              174,935                8.75%       1.81%
            1860 Mowry Ave., Ste. 200
            Fremont, CA 94538

Preferred A Christopher and Suzanne Bosio       174,935                8.75%       1.81%
            C/O Bosio Sports Central
            4031 Wild Chaparral Dr.
            Shingle Springs, CA 95682

Preferred A Michael P. Gamboa,                  174,935                8.75%       1.81%
            trustee for Schlumberger
            1994 Charitable Remainder Unitrust
            One Embarcadero Center Suite 4080
            San Francisco, CA 94111

Preferred B Steve Schoen                        1,600,000              94.12%      8.27%
            300 S. Florida Ave.
            N. Penthouse
            Tarpon Springs, FL 34689

Common      Officers and Directors              656,000                 4.91%      3.39%
            (2 individuals)

              IMP - SELECTED FINANCIAL INFORMATION

The following summary financial information has been summarized from the Company's Financial Statements included elsewhere in this Prospectus/Proxy. The information should be read in conjunction with the Financial Statements and the related Notes thereto. See "FINANCIAL STATEMENTS".

All of the revenue from AIC and IMP is derived from the Travel and tourism industry. The required revenue, operating profit and loss, and identifiable assets are shown in item 2 and in the financial exhibits provided.

            INTEGRATED MARKETING PROFESSIONALS, INC.
                     YEAR ENDED DECEMBER 31



                        SEPTEMBER    1997         1996          1995
                        30, 1998
SUMMARY OF OPERATIONS
REVENUES                $12,731,090  $18,378.929  $18,942,574   $20,009,040

COSTS OF SALES          $8,957,173   $13,876,269  $15,746,734   $16,736,046

TOTAL OPERATING         $3,164,713   $ 4,027,435  $3,332,227    $3,272,994
  EXPENSES
OTHER INCOME            ($6,220)     ($121,030)   ($145,208)    $47,396
EXTRAORDINARY ITEMS     $691,846     ($1,288,059)

NET PROFIT              $615,424     $1,046,041   ($1,569,654)  ($474,422)

NET PROFIT PER COMMON   $0.19
 SHARE BASIC
DILUTED                 $0.03        $0.09        (0.42)        ($0.94)

SUMMARY BALANCE SHEET
DATA
TOTAL ASSETS            $4,305,007   $3,622,981   $4,112,16     $1,015,005

 IMP Marketing's letter to the shareholders of IMP is included in IMP's December 31, 1997 annual report which is included as
Exhibit 13 to this Form 10SB.

The internal financials of IMP for the period ending September 30, 1998, reflect the status of the Company. There are no trends for a change in assets resolving an increase or decrease in the Company's liquidity. The cash flow improved during the first quarter of 1998, due to a seasonality increase in business. The first quarter saw pre-tax income of $508,000, with a projection of $800,000 for the year end. The Company is expected to make money each month through the end of the year. The Company expects to expand its business to new markets in 1999. The 1999 projections are a 25% increase in revenue to $20,000,000, and a 80% increase in pre-tax income to $1,500,000.

              INFORMATION REGARDING IMP SECURITIES

IMP's stock is traded on the over-the-counter market in the United States under the symbol POKR. The following are available high and low bids since July 1, 1996.



INTEGRATED MARKETING                            HIGH   LOW
PROFESSIONALS, INC.

JULY 1, 1996 TO SEPTEMBER 30, 1996              $6.25  $1.06

OCTOBER  1,  1996 TO DECEMBER  31, 1996         $1.25  $0.31

JANUARY 1, 1997 TO MARCH 30, 1997               $0.60  $0.22

APRIL 1, 1997 TO JUNE 30, 1997                  $0.44  $0.24

JULY 1, 1997 TO SEPTEMBER 30, 1997              $0.46  $0.15

OCTOBER  1,  1997 TO DECEMBER  31, 1997         $0.43  $0.18

JANUARY 1, 1998 TO MARCH 30, 1998               $0.43  $0.17

APRIL 1, 1998 TO JUNE 30, 1998                  $0.48  $0.20

JULY 1, 1998 TO SEPTEMBER 30, 1998              $0.36  $0.16


As of October 1, 1998, IMP had 15,645,590 shares of common stock outstanding, together with 2,000,000 of Series A, convertible preferred stock, and 1,700,000 shares of Series B preferred stock. Assuming conversion of the Series A and B Preferred, the total outstanding shares of Common Stock would be 19,345,590.

IMP has never paid a cash dividend and has no present intention of so doing.

There are no recent sales of AIC's unregistered securities to be reported. On April 23, 1998, IMP completed an offering under Rule
504 of Regulation D. A total of 7,244,583 shares of common stock were sold in this Offering at an average price of $0.138.

                        IMP - MANAGEMENT

William Forhan is the President and Chairman of the Board of Directors of IMP. IMP has the same Board of Directors as AIC, with the exception of Diran Kaloustian.

                  IMP - EXECUTIVE COMPENSATION

IMP entered into employment agreements with its key employees - Mr. William Forhan and Mr. James Muldowney. Additionally, as part of the agreement to purchase Casino Airlink, IMP entered into a 5 year Consulting Agreement with Mr. Steven Schoen, the previous principal shareholder of Casino Airlink. In late 1996, IMP created a stock option plan for employees and directors of IMP. During the year 1997, Mr. Forhan and Mr. Muldowney were granted incentive stock options. The description of the Employment Agreements, the Stock Option Plan and the Incentive Stock Options are presented in the notes to the consolidated financial statements

                   IMP - CERTAIN TRANSACTIONS

Indebtedness of IMP. Certain persons claim an indebtedness by IMP in the aggregate amount of approximately $350,000 including accrued interest. This indebtedness is not disclosed in the Financial Statements of IMP. IMP and AIC intend to settle this claim by offering either (i) common stock in AIC valued at 120% of the claim (with a 3 year holding period) or (ii) payment of 65% of the claim in AIC common stock (with a 1 year holding period) and the balance in cash payments over a 1 year period.

ITEM 18.  PROXY INFORMATION

                      FINANCIAL STATEMENTS

Financial Statements - AIC

Report  of  Independent  Auditor Barry L.  Friedman,  CPA,  Dated
September 24, 1996.

Reports  of  Independent  Auditor, Kurt D.  Saliger,  CPA,  Dated
August 12, 1998.

Balance  Sheets as of December 31, 1997 and for the Period  Ended
March 31, 1998.

Statement of Operation for the years ended December 31, 1997 and for the period ended March 31, 1998.

Statement  of  Stockholders' equity for the years ended  December
31, 1997 and for the period ended March 31, 1998.

Statement of Cash Flows for the years ended December 31, 1997 and for the period ended March 31, 1998.

Notes to Financial Statements for AIC dated March 31, 1998.

Financial Statements - IMP

Report  of  Independent  Auditor  Harvey  Judkowitz,  CPA,  dated
February 23, 1998.

Balance  sheets  for the years ended December 31, 1995,  December
31, 1996 and December 31, 1997.

Statement of operation for the years ended December 31, 1995, December 31, 1996 and December 31, 1997.

Statement  of  stockholders' equity for the years ended  December
31, 1995, December 31, 1996 and December 31, 1997.

Statement of cash flows for the years ended December 31, 1995, December 31, 1996 and December 31, 1997.

Notes to financial statement dated December 31, 1997.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to make such offer or solicitation in such jurisdiction.

TABLE OF CONTENTS                               Page

Available Information                           Inside Front Cover

Prospectus/Proxy Summary                        1
     The Companies                              1
     The Merger - Summary                       1
     Risk Factors                               2

Terms of Transaction                            3
     Special Meeting                            3
     The Transaction                            4
     Tax Consequences                           4

Pro Forma Financial Information                 5

Material Contacts with Company Being Acquired   7

Reoffering by Persons Deemed Underwriters       8

Interest of Named Experts and Counsel           8

Disclosure of Commission Position on
 Indemnification for Securities Act Liabilities 8

Information with Respect to Registrant          9
     AIC - Business                             9
     Dilution                                   10
     Capitalization                             10
     Selected Financial Information             11
     Management                                 11
     Principal Stockholders                     14
     Market Price and Dividend Policy           15
     Description of Securities                  15
     Litigation                                 15

Information with Respect to IMP                 17
     IMP - Business                             17
     IMP - Selected Financial Information       17
     IMP - Information Regarding IMP Securities 18
     IMP - Management                           18
     IMP - Executive Compensation               18
     IMP - Certain Transactions                 19

Proxy Information                               19

Financial Statements

     PART II

ITEM 20.  INDEMNIFICATIONS OF OFFICERS AND DIRECTORS

The bylaws of AIC do not provide for the indemnification of any director, officer, employee or agent of the issuer, or any person serving in such capacity for any other entity or enterprise at the request of the issuer against any and all legal expenses (including attorneys fees), claims and liabilities arising out of any action, suit or proceeding, except an action by or in the right of the issuer. The bylaws of IMP do provide for such indemnification, and management intends that the bylaws of the surviving post-merger entity shall provide for indemnification of officers and directors to the extent permitted by Nevada law.

Nevada law provides liberal indemnification of officers and directors of Nevada corporations. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any officer, director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys' fees, actually and reasonably incurred by him.

Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefor, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

This  Registration Statement incorporates AIC's Form  10SB  filed
September 2, 1998, and amended on November 23, 1998, and the following Exhibits thereto:

EXHIBITS

            2.  Agreement of Merger
            3.1 Articles of Incorporation - AIC
            3.2  By-Laws - AIC
            3.3  Articles of Incorporation - IMP
            3.4  By-Laws - IMP
            4.1  Description of IMP Series A Convertible Preferred Stock
            4.2  Description of IMP Series B Preferred Stock
            4.3  Option Agreement - William Forhan
            4.4  Option Agreement - James Muldowney
            4.5  Warrant - Joseph Charles & Associates, Inc.
           10.1  Employment Agreement - William Forhan
           10.2  Employment Agreement - James Muldowney
           13.1  1997 Annual Report to IMP Shareholders
           16    Letter  from Barry Friedman, CPA, re:  change  in
                        certifying accountant
           99.1  Press Release - Business Travel
           99.2  Press Release - Magnolia Tours
           99.3  Press Release - IMP Merger
           99.4  Press Release - Aviation Board
           99.5  Press Release - Cruising In Style, Inc.
           99.6  Letter from Barry Friedman, CPA

In addition, the following Exhibit is attached hereto:

          13.2 IMP July, 1998 Report to Shareholders

The following financial statements are also incorporated by reference to the Form 10-SB:

PRO-FORMA FINANCIAL STATEMENTS - AIC

               Unaudited Pro-Forma Consolidated Balance Sheet as of September 30, 1998.

               Unaudited Pro-Forma Consolidated Income Statement for the quarter and nine months ended September
               30, 1998.

FINANCIAL STATEMENTS - AIC

               Report  of  Independent Auditor Barry L. Friedman,
               CPA, dated September 24, 1996.

               Reports  of Independent Auditor, Kurt D.  Saliger,
               CPA dated August 12, 1998.

               Balance Sheets as of December 31, 1997 and for the period ended March 31, 1998.

               Statement   of  Operation  for  the  years   ended
               December  31, 1997 and for the period ended  March
               31, 1998.

               Statement of Stockholders' Equity for the years ended December 31, 1997 and for the period ended
               March 31, 1998.

               Statement  of  Cash  Flows  for  the  years  ended
               December  31, 1997 and for the period ended  March
               31, 1998.

               Notes  to Financial Statements for AIC dated March
               31, 1998.

FINANCIAL STATEMENTS - IMP

               Report  of  Independent Auditor Harvey  Judkowitz,
               CPA, dated February 23, 1998.

               Balance Sheets for the years ended December 31, 1995, December 31, 1996 and December 31, 1997.

               Statement   of  Operation  for  the  years   ended
               December  31, 1995, December 31, 1996 and December
               31, 1997.

               Statement of Stockholders' Equity for the years ended December 31, 1995, December 31, 1996 and
               December 31, 1997.

               Statement  of  Cash  Flows  for  the  years  ended
               December  31, 1995, December 31, 1996 and December
               31, 1997.

               Notes  to Financial Statements dated December  31,
               1997.


ITEM 22.  UNDERTAKINGS

  (a) 1. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by person who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

4. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) that is filed pursuant to paragraph (i) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                           SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of ____________, State of ____________, on ____________, 1998.

AVIATION INDUSTRIES CORP.

 By:____________________________ WILLIAM FORHAN,  CHAIRMAN OF THE
BOARD PRESIDENT, CHIEF EXECUTIVE OFFICER

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




                           President, Chief          DATED: November 23, 1998
/s/ William Forhan         Executive Officer,
WILLIAM FORHAN             Chairman of the Board

                           Director, Secretary,      DATED: November 24, 1998
/s/ James Muldowney        Treasurer, Director
JAMES MULDOWNEY

                           Director                  DATED: November 24, 1998
/s/ Diran Kaloustian
DIRAN KALOUSTIAN

